                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [x]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      JOHNSON WORLDWIDE ASSOCIATES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                      JOHNSON WORLDWIDE ASSOCIATES, INC.
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transactions applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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    (4) Proposed maximum aggregate value of transaction:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    JWA Logo

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                                1326 WILLOW ROAD
                          STURTEVANT, WISCONSIN 53177

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 22, 1997

To the Shareholders of
  JOHNSON WORLDWIDE ASSOCIATES, INC.

     The Annual Meeting of Shareholders of Johnson Worldwide Associates, Inc. will be held on Wednesday, January 22, 1997 at 9:45 a.m., local time, at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, for the following purposes:

          1. To elect 6 directors to serve for the ensuing year.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on Thursday, December 12, 1996 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors and holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD FOR CLASS A COMMON STOCK AND/OR THE PROXY CARD FOR CLASS B COMMON STOCK IN THE RETURN ENVELOPE PROVIDED IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                             By Order of the Board of Directors

                                             CARL G. SCHMIDT
                                             Secretary
Sturtevant, Wisconsin
December 20, 1996

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
                                1326 WILLOW ROAD
                          STURTEVANT, WISCONSIN 53177

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 22, 1997

     This Proxy Statement, which is first being mailed to shareholders on or about December 20, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of Johnson Worldwide Associates, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on Wednesday, January 22, 1997 at 9:45 a.m., local time, at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, and at any adjournment or postponement thereof ("Annual Meeting").

     Shareholders who execute proxies may revoke them at any time prior to the voting thereof by written notice addressed to the Secretary at the Company's address shown above, or by giving notice in open meeting. Unless so revoked, the shares represented by proxies received by the Board of Directors will be voted at the Annual Meeting. Where a shareholder specifies a choice by means of a ballot provided in the proxy, the shares will be voted in accordance with such specification.

     The record date for shareholders entitled to notice of and to vote at the Annual Meeting is December 12, 1996. On the record date, the Company had outstanding and entitled to vote 6,878,485 shares of Class A Common Stock and 1,228,053 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share for directors designated to be elected by holders of Class A Common Stock and for other matters. Holders of Class B Common Stock are entitled to one vote per share for directors designated to be elected by holders of Class B Common Stock and ten votes per share for other matters.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the authorized number of directors is six. Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors have been duly elected. The Company's Articles of Incorporation provide that holders of Class A Common Stock have the right to elect 25% of the authorized number of directors and the holders of Class B Common Stock are entitled to elect the remaining directors. At the Annual Meeting, holders of Class A Common Stock will elect two directors and holders of Class B Common Stock will elect four directors. Donald W. Brinckman and Thomas F. Pyle, Jr. (the "Class A Directors") are the nominees designated to be voted on by the holders of Class A Common Stock, and Samuel C. Johnson, Ronald C. Whitaker, Helen P. Johnson-Leipold and Raymond F. Farley (the "Class B Directors") are the nominees designated to be voted on by the holders of Class B Common Stock.

     Proxies received from holders of Class A Common Stock will, unless otherwise directed, be voted for the election of the nominees designated to be voted on by the holders of Class A Common Stock and proxies received from holders of Class B Common Stock will, unless otherwise directed, be voted for the election of the nominees designated to be voted on by the holders of Class B Common Stock. Proxies of holders of Class A Common Stock cannot be voted for more than two persons and proxies of holders of Class B

Common Stock cannot be voted for more than four persons. Class A Directors are elected by a plurality of the votes cast by the holders of Class A Common Stock and Class B Directors are elected by a plurality of the votes cast by the holders of Class B Common Stock, in each case at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast by holders of the class of common stock entitled to vote in the election of such directors are elected as directors up to the maximum number of directors to be chosen at the meeting by such class. Consequently, any shares not voted on this matter (whether by abstention, broker non-vote or otherwise) will have no effect on the election of directors, except to the extent the failure to vote for an individual results in that individual not receiving a sufficient number of votes to be elected.

     Listed below are the nominees of the Board of Directors for election at the Annual Meeting. Each of the nominees is presently a director of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substituted nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                                                 BUSINESS EXPERIENCE DURING              DIRECTOR
              NAME                 AGE                LAST FIVE YEARS                     SINCE
---------------------------------  ---     --------------------------------------        --------
Samuel C. Johnson................  68      Chairman of the Board of the Company            1970
                                           since January 1994; Chairman of the
                                           Executive Committee of the Board of
                                           Directors of the Company from October
                                           1992 to January 1994; Chairman of the
                                           Board of the Company prior to October
                                           1992; Chairman and until 1988, Chief
                                           Executive Officer of S.C. Johnson &
                                           Son, Inc. (manufacturer of household
                                           maintenance and industrial products).
                                           Director of Mobil Corporation, H. J.
                                           Heinz Company and Deere & Company.
Donald W. Brinckman..............  65      Founder and Chairman and, until                 1988
                                           January 1995, Chief Executive Officer
                                           of Safety-Kleen Corp. (provider of
                                           services to generators of hazardous
                                           waste fluids; primary service is parts
                                           cleaner service). Director of
                                           Pay-Chex, Inc. and Snap-on
                                           Incorporated.
Raymond F. Farley................  72      Retired President and Chief Executive           1970
                                           Officer and, until 1988, Chief
                                           Operating Officer of S.C. Johnson &
                                           Son, Inc. Director of Hartmarx
                                           Corporation and Snap-on Incorporated.

                                                 BUSINESS EXPERIENCE DURING              DIRECTOR
              NAME                 AGE                LAST FIVE YEARS                     SINCE
---------------------------------  ---     --------------------------------------        --------
Helen P. Johnson-Leipold.........  39      Executive Vice President -- North               1994
                                           American Businesses of the Company
                                           since October 1995; Vice President --
                                           Consumer Marketing Services --
                                           Worldwide of S.C. Johnson & Son, Inc.
                                           from 1992 to September 1995. Director
                                           of Marketing Services of S.C. Johnson
                                           & Son, Inc. from 1988 to 1992. Ms.
                                           Johnson-Leipold is the daughter of
                                           Samuel C. Johnson.
Thomas F. Pyle, Jr. .............  55      Chairman of The Pyle Group since                1987
                                           September 1996 (financial services and
                                           investments). Until September 1996,
                                           Chairman, President and Chief
                                           Executive Officer of Rayovac
                                           Corporation (manufacturer of batteries
                                           and lighting products). Director of
                                           Kewaunee Scientific Corporation,
                                           Riverside Paper Corporation and Sub
                                           Zero Corporation.
Ronald C. Whitaker...............  49      President and Chief Executive Officer           1996
                                           of the Company since October 1996;
                                           President and Chief Executive Officer
                                           of EWI, Inc. (a supplier to the
                                           automotive industry) from December
                                           1995 to October 1996(1); Chairman,
                                           President and Chief Executive Officer
                                           of Colt's Manufacturing Company, Inc.
                                           (manufacturer of firearms) from 1992
                                           to September 1995; President of
                                           Wheelabrator Corporation from 1988 to
                                           1992. Director of Weirton Steel
                                           Corporation.

---------------
(1) EWI, Inc. filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in April 1996. The matter is awaiting final creditor approval.

COMMITTEES

     The Board of Directors has standing Executive, Audit, Compensation and Stock Committees and does not have a nominating committee.

     The Executive Committee assists the Board of Directors in developing and evaluating general corporate policies and objectives and, subject to certain limitations, has the power to exercise fully the powers of the Board of Directors. Present members of the Executive Committee are Messrs. Johnson (Chairman) and Farley.

     The Audit Committee presently consists of Messrs. Brinckman (Chairman), Farley and Pyle. The Audit Committee annually recommends to the Board of Directors independent public accountants to act as auditors for the Company, reviews with the auditors in advance the scope of the annual audit, reviews with the auditors and management, from time to time, the Company's accounting principles, policies and practices and reviews with the auditors annually the results of their audit.

     The Compensation Committee presently consists of Messrs. Farley (Chairman), Brinckman and Pyle. The Compensation Committee determines the salaries and other nonequity-based compensation of the executive officers and key employees of the Company.

     The Stock Committee, which consists of Messrs. Pyle (Chairman) and Brinckman, determines all equity-based compensation for executive officers and key employees of the Company. The Stock Committee administers the Johnson Worldwide Associates, Inc. Amended and Restated 1986 Stock Option Plan, the Johnson Worldwide Associates, Inc. 1987 Employees' Stock Purchase Plan and the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan.

MEETINGS AND ATTENDANCE

     During the fiscal year ended September 27, 1996, there were four meetings of the Board of Directors, two meetings of the Audit Committee, six meetings of the Compensation Committee and no meetings of the Stock Committee (all actions were taken by unanimous written consent). All directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which they served during the periods that they served.

COMPENSATION OF DIRECTORS

     Retainer and Fees. Each director who is not an employee of the Company ("non-employee director") is entitled to receive an annual retainer of $10,000 and $1,000 for each meeting of the Board of Directors and each committee meeting attended. Non-employee directors are also entitled to receive an annual retainer for serving on committees of the Board of Directors as follows: the Chairman of each committee receives $3,500 and the other members each receive $1,000.

     Stock-Based Plans. The Company maintains the Johnson Worldwide Associates, Inc. 1994 Non-Employee Director Stock Ownership Plan (the "1994 Director Plan"), which was approved by shareholders on January 27, 1994. The 1994 Director Plan provides for up to 50,000 shares of Class A Common Stock to be issued to non-employee directors in the following forms:

          Stock Options. Under the 1994 Director Plan, simultaneous with shareholder approval, each non-employee director was granted an option to purchase 5,000 shares of Class A Common Stock. Thereafter, on the date on which a non-employee director, other than a director who was serving on the date of shareholder approval of the 1994 Director Plan, is first elected or appointed as a director of the Company during the existence of the 1994 Director Plan, such non-employee director will automatically be granted an option to purchase 5,000 shares of Class A Common Stock. The exercise price for such options will be the fair market value of a share of Class A Common Stock on the date of grant. Options will have a term of ten years and become fully exercisable one year after the date of grant.

          Restricted Stock Awards. In addition, each non-employee director of the Company will automatically be granted 500 shares of Class A Common Stock on the date of the Company's annual meeting of shareholders in each year during the existence of the 1994 Director Plan. Shares of Class A Common

     Stock granted to non-employee directors will not be eligible to be sold or otherwise transferred while the non-employee director remains a director of the Company and thereafter the restrictions will lapse. However, a non-employee director may transfer the shares to any trust or other estate in which the director has a substantial interest or a trust of which the director serves as trustee or to his or her spouse and certain other related persons, provided the shares will continue to be subject to the transfer restrictions described above.

     On January 24, 1996, 500 shares of restricted stock were awarded to each of the non-employee directors of the Company at that time (Messrs. Johnson, Farley, Pyle and Brinckman).

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth certain information at November 15, 1996 regarding the beneficial ownership of each class of the Company's Common Stock by each director, each person known by the Company to own beneficially more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table set forth below, and all directors and executive officers as a group based upon information furnished by such persons. Except as indicated in the footnotes, the persons listed have sole voting and investment power over the shares beneficially owned.

                                         CLASS A COMMON STOCK(1)             CLASS B COMMON STOCK(1)
                                     --------------------------------    --------------------------------
                                                        PERCENTAGE OF                       PERCENTAGE OF
                                     NUMBER OF              CLASS        NUMBER OF              CLASS
         NAME AND ADDRESS             SHARES             OUTSTANDING      SHARES             OUTSTANDING
-----------------------------------  ---------          -------------    ---------          -------------
Samuel C. Johnson..................  1,601,736(2)(3)         23.2%       1,054,000(2)(4)         85.8%
  4041 North Main Street
  Racine, Wisconsin 53402
Imogene P. Johnson.................     34,138(4)               *        1,029,000(4)            83.8
  4041 North Main Street
  Racine, Wisconsin 53402
JWA Consolidated, Inc..............    114,464(5)             1.7        1,029,000(4)            83.8
  4041 North Main Street
  Racine, Wisconsin 53402
Johnson Heritage Trust Company.....    349,796(6)             5.1          142,616(6)            11.6
  4041 North Main Street
  Racine, Wisconsin 53402
Helen P. Johnson-Leipold...........    267,821(5)(7)(8)       3.9        1,048,392(4)(6)(8)      85.4
  4041 North Main Street
  Racine, Wisconsin 53402
J.P. Morgan & Co. Incorporated.....    414,920(9)             6.0               --                 --
  60 Wall Street
  New York, New York 10260
Sanford C. Bernstein & Co., Inc....    408,900(10)            5.1               --                 --
  One State Street Plaza
  New York, New York 10004

                                         CLASS A COMMON STOCK(1)             CLASS B COMMON STOCK(1)
                                     --------------------------------    --------------------------------
                                                        PERCENTAGE OF                       PERCENTAGE OF
                                     NUMBER OF              CLASS        NUMBER OF              CLASS
         NAME AND ADDRESS             SHARES             OUTSTANDING      SHARES             OUTSTANDING
-----------------------------------  ---------          -------------    ---------          -------------
Quest Advisory Corp................    362,200(11)            5.3               --                 --
  1414 Avenue of the Americas
  New York, New York 10019
Raymond F. Farley..................     44,228(3)               *            8,330                  *
Thomas F. Pyle, Jr.................     10,238(3)               *               --                 --
Donald W. Brinckman................     10,057(12)              *               --                 --
Ronald C. Whitaker.................         --                  *               --                 --
John D. Crabb......................     25,000                  *               --                 --
Philippe Blime.....................     85,583(13)            1.2               --                 --
Carl G. Schmidt....................     24,666(14)              *               --                 --
Michael E. Klockenga...............      5,333(15)              *               --                 --
All directors and executive
  officers as a group (9
  persons).........................  2,049,662(2)(4)(5)      29.1        1,081,722(2)(4)         88.1
                                              (6)(8)                              (6)(8)
                                              (16)(17)

---------------
* The amount shown is less than 1% of the outstanding shares of such class.

 (1) Shares of Class B Common Stock ("Class B Shares") are convertible on a share-for-share basis into shares of Class A Common Stock ("Class A Shares") at any time at the discretion of the holder thereof. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of Class A Shares and Class B Shares, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares.

 (2) Shares reported by Mr. Johnson include 98,000 Class A Shares and 1,029,000 Class B Shares over which Mr. Johnson may be deemed to share voting power and investment power. The 98,000 Class A Shares are held of record by a corporation controlled by Mr. Johnson through various trusts. The 1,029,000 Class B Shares are held of record by the Johnson Worldwide Associates, Inc. Class B Common Stock Voting Trust ("Voting Trust") of which certain trusts of which Mr. Johnson serves as sole trustee are Voting Trust unit holders. Mr. Johnson owns 1,244,706 Class A Shares and 95,516 Class B Shares as sole trustee of a trust for his benefit and reports beneficial ownership of the remaining Class A Shares and Class B Shares indirectly as the sole trustee of a trust for the benefit of Mr. Johnson, members of his family or related entities (the "Johnson Family"), as the sole trustee of a shareholder of certain corporations, or pursuant to options to acquire Class A Shares. Not included in the number of Class A Shares or Class B Shares beneficially owned by Mr. Johnson are Class A Shares or Class B Shares held by Mr. Johnson's wife, Imogene P. Johnson, by family partnerships of which Mr. Johnson is not a general partner, or does not directly or indirectly control a general partner, by corporations in which all of the common stock is beneficially owned by Mr. Johnson's adult children or by Johnson Heritage Trust Company, Inc. ("JHT"), except as otherwise noted.

 (3) Includes options to acquire 7,738 Class A Shares, which options are exercisable within 60 days.

 (4) Shares reported by Mrs. Johnson include 1,029,000 Class B Shares directly held by the Voting Trust and over which Mrs. Johnson has shared voting power and shared investment power as sole trustee of the Voting Trust, and all of which are also reported as beneficially owned by Mr. Johnson, Ms. Johnson-Leipold and JWA Consolidated, Inc. as Voting Trust unit holders. Mrs. Johnson reports the remaining shares as personally owned.

 (5) The 114,464 Class A Shares are also reported as beneficially owned by Ms. Johnson-Leipold as sole trustee of the Samuel C. Johnson Family Trust, which controls JWA Consolidated, Inc.

 (6) Includes 300,280 Class A Shares and 75,992 Class B Shares over which JHT has shared voting power and shared investment power, of which 19,392 Class B Shares are also reported as beneficially owned by Ms. Johnson-Leipold. JHT reports beneficial ownership of the Class A Shares and Class B Shares reflected in the table as sole trustee of various trusts principally for the benefit of members of the Johnson Family. Mr. Johnson is directly or indirectly the controlling shareholder of JHT.

 (7) Includes options to acquire 8,333 Class A Shares, which options are exercisable within 60 days.

 (8) Includes 110,024 Class A Shares and 19,392 Class B Shares over which Ms. Johnson-Leipold has shared voting power and shared investment power, all of which are reported as beneficially owned by JHT. Ms. Johnson-Leipold beneficially owns such Class A Shares and Class B Shares indirectly as the settlor and beneficiary of a trust and through such trust as a general partner of certain limited partnerships controlled by the Johnson Family and as a controlling shareholder, with trusts for the benefit of Mr. Johnson and his adult children, of certain corporations.

 (9) The information is based on a report on Schedule 13G, dated December 29, 1995, filed by J.P. Morgan & Co. Incorporated ("J.P. Morgan") with the Securities and Exchange Commission. J.P. Morgan reported sole voting power with respect to 238,500 of the shares and sole dispositive power with respect to all of the shares.

(10) The information is based on a report on Schedule 13G, dated February 7, 1996, filed by Sanford C. Bernstein & Co., Inc. ("Sanford Bernstein") with the Securities and Exchange Commission. Sanford Bernstein reported sole voting power with respect to 331,600 of the shares, shared voting power with respect to 7,500 of the shares and sole dispositive power with respect to all of the shares.

(11) The information is based on a report on Schedule 13G, dated February 14, 1996, filed by Quest Advisory Corp. ("Quest") and Charles M. Royce with the Securities and Exchange Commission. Mr. Royce may be deemed to be a controlling person of Quest and as such may be deemed to beneficially own the shares held by Quest. Quest reported sole voting and sole dispositive power with respect to all of the reported shares.

(12) Includes options to acquire 7,057 Class A Shares, which options are exercisable within 60 days.

(13) Includes options to acquire 85,583 Class A Shares, which options are exercisable within 60 days.

(14) Includes options to acquire 20,666 Class A Shares, which options are exercisable within 60 days.

(15) Represents options to acquire 5,333 Class A Shares, which options are exercisable within 60 days.

(16) Excludes shares held by Mr. Crabb who resigned as President and Chief Executive Officer in June 1996.

(17) Includes options to acquire 150,186 Class A Shares for all officers and directors as a group, which options are exercisable within 60 days.

     At November 15, 1996, the Johnson Family beneficially owned 2,184,841 Class A Shares, or approximately 31.6% of the outstanding Class A Shares, and 1,160,156 Class B Shares, or approximately 94.5% of the outstanding Class B Shares.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for all nonequity-based compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. All equity-based compensation decisions are made by the Stock Committee of the Board of Directors, which is comprised of two members of the Compensation Committee. Set forth below are tables and a report explaining the rationale underlying fundamental executive compensation decisions affecting the Company's executive officers, including the executive officers named in the Summary Compensation Table (the "Named Executive Officers").

OVERALL COMPENSATION PHILOSOPHY

     The Company's compensation program is based on important beliefs and guiding principles designed to align compensation with Company performance, business strategy, Company values and management initiatives. The Company's overall compensation objectives are:

     - to motivate and reward achievement of both near-term and long-term business goals;

     - to attract and retain key individuals critical to the success of the Company;

     - to align management interests with those of shareholders through the use of equity-based compensation plans, delivering appropriate ownership in the Company;

     - to reinforce a strong performance-oriented environment through leveraged variable incentive bonuses based on business results; and

     - to provide total compensation opportunities which are fully competitive with other recreation and sporting goods companies.

     The Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified financial goals and the executive's success in meeting specific performance goals. As an executive's level of responsibility increases, a greater portion of total compensation is based on performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive's role and relative impact on business results.

     The Compensation Committee continually monitors the operation of the Company's executive compensation program and periodically conducts a full review of the Company's executive compensation program. The review includes a bi-annual comprehensive report from independent compensation consultants assessing the effectiveness of the Company's compensation program by comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of public corporations in the recreation and sporting goods industry and certain leading manufacturing companies located in Wisconsin (the "Comparator Group"). The Comparator Group used for compensation analysis included, but was not limited to, companies in the peer group established to compare shareholder returns. The Compensation Committee reviewed the selection of companies used for this analysis and believes that these companies represent the Company's most direct competitors for executive talent.

     The Compensation Committee determines the compensation of the Chief Executive Officer and sets policies for, reviews and approves the recommendations of management (subject to such adjustments as may be deemed appropriate by the Committee) with respect to the compensation awarded to other corporate and subsidiary officers and other key employees (including the other Named Executive Officers).

     The key elements of the Company's executive compensation program consist of base salary, annual discretionary bonus and long-term stock incentives. The senior executive compensation packages are increasingly weighted toward programs contingent upon the Company's performance, as well as the executive's role and relative impact on business results. As a result, actual compensation levels of senior executives in any particular year may vary within the range of compensation levels of the competitive marketplace based on the Company's actual performance relative to its business plan and its prior year's financial results. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable members in the Company's industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company's compensation package, including the basis for the compensation awarded to the Company's Chief Executive Officer for the 1996 fiscal year, are described below.

BASE SALARY

     Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned to be competitive with comparable positions in the Comparator Group. The Compensation Committee annually reviews each executive officer's base salary. In determining annual salary adjustments for executive officers, the Committee considers various factors, including the individual's performance and contribution, the average percentage pay increases provided by the marketplace for similar positions and the Company's performance. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered. The Compensation Committee, where appropriate, also considers nonfinancial performance measures such as improvements in product quality, manufacturing efficiency gains and the enhancement of relations with Company customers and employees. The Compensation Committee exercises discretion in setting base salaries within the guidelines discussed above.

     With respect to the base salary paid to Mr. Crabb in 1996, the Compensation Committee increased his base salary by 3% from $330,000 to $340,000 effective in January 1996 to reflect the Compensation Committee's assessment of the factors listed above. Mr. Crabb resigned as President and Chief Executive Officer in June 1996. From that date until October 1996, duties of such office were executed by an Office of the Chairman. Chairman Samuel C. Johnson and other members of the Office of the Chairman performed these duties without any additional compensation.

BONUS PROGRAM

     For fiscal 1996, the Company's executive officers were eligible for annual, discretionary, cash bonus awards. Target bonuses (ranging from 20% to 70% of an executive's base salary depending on his or her position) and performance goals are established by the Compensation Committee for each executive officer at the beginning of each fiscal year to provide the basis for these annual bonus awards. Award opportunities are generally competitive with industry practices contingent upon achieving specific objectives. The primary factors considered in determining an award are the executive's performance and the Company's performance in meeting predetermined near-term and long-term operating and personnel objectives. Specifically, the

Compensation Committee considers overall Company performance based on financial measures such as sales growth and net income growth, as well as operational measures including improvements in product quality and new product development. As an executive's level of responsibility increases, a greater portion of his bonus opportunity is based on financial performance measures and less on operational performance measures. Eligible executives are assigned minimum, target and maximum bonus levels. The Compensation Committee reviews the attainment of financial and performance goals and awards bonuses in its discretion. If a minimum corporate net income threshold, which is established by the Compensation Committee, is not met, generally no bonuses will be paid. However, bonuses are discretionary and may be paid for exemplary individual performance.

     The Company achieved acceptable operating results in Europe for 1996. However, overall 1996 Company operating results did not meet the threshold levels established by the Compensation Committee in order for Mr. Crabb to qualify for a bonus for the period of his employment prior to his resignation in June 1996.

     For fiscal 1997, the Company has adopted a cash bonus program whereby executive officers will qualify for bonuses based on improvements in Economic Value Added (EVA(R)) of the Company.

LONG-TERM STOCK INCENTIVES

     Long-term stock incentives are designed to encourage and create significant ownership of Company stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. Another objective of long-term stock incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company's equity-based award practices are designed to be competitive with those offered by other recreation and sporting goods companies and other leading manufacturing companies in Wisconsin. To this end, the Stock Committee considers recommendations from the Company's independent compensation consultants in determining the level of equity-based awards. The Company currently grants two forms of long-term stock incentives: stock options and, on a more selective basis, restricted stock.

     Stock Options. Under the Company's 1986 Stock Option Plan and the 1994 Long-Term Stock Incentive Plan, nonqualified stock options have been the primary form of long-term incentive compensation. Options typically are granted annually, with the size of grants varying based on several factors, including the executive's level of responsibility and past contributions to the Company as well as the practices of peer companies. Consideration is also given to a person's potential for future responsibility and promotion. The number of shares covered by grants generally reflects competitive industry practices. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. Stock options granted in 1996 vest ratably over a three year period. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     Stock option grants in fiscal 1996 reflect the considerations discussed above. In 1996, Mr. Crabb received options to purchase 25,000 shares at an exercise price of $22.063 per share, which were cancelled in connection with his resignation in June 1996.

     Restricted Stock. The Company has a Restricted Stock Plan, which was adopted in 1986. The 1994 Long-Term Stock Incentive Plan also allows for the issuance of restricted stock. Under these plans, grants are made on a highly selective basis to executive officers. From time to time, current executives may receive grants of restricted stock to recognize corporate successes and individual contributions. The Stock Committee decides appropriate award amounts based on the circumstances of the situation (for example, in the case of a new hire, the level of the position to be filled and the qualifications of the executive sought to fill that role).

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     It is anticipated that all 1996 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

COMPENSATION COMMITTEE

     Raymond F. Farley (Chairman)
     Donald W. Brinckman
     Thomas F. Pyle, Jr.

SUMMARY COMPENSATION INFORMATION

     The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Chief Executive Officer and each of its four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                                --------------------------
                                          ANNUAL COMPENSATION                                   SECURITIES
                            ------------------------------------------------     RESTRICTED     UNDERLYING
                                                              OTHER ANNUAL         STOCK          STOCK            ALL OTHER
NAME AND PRINCIPAL POSITION YEAR    SALARY($)    BONUS($)    COMPENSATION($)    AWARDS($)(8)    OPTIONS(#)    COMPENSATION($)(11)
--------------------------- ----    ---------    --------    ---------------    ------------    ----------    -------------------
Samuel C. Johnson.......... 1996    $      --    $    --         $    --          $     --(9)    $     --          $      --(9)
Chairman of the Board(1)    1995           --         --              --                --(9)          --                 --(9)
                            1994           --         --              --                --(9)          --(9)              --(9)
Ronald C. Whitaker......... 1996           --         --              --                --             --                 --
President and Chief         1995           --         --              --                --             --                 --
Executive Officer(2)        1994           --         --              --                --             --                 --
John D. Crabb.............. 1996      268,192         --              --                --         25,000(10)        101,750
President and Chief         1995      327,500         --              --                --         25,000             16,620
Executive Officer(3)        1994      310,000         --              --                --         25,000             20,760
Philippe Blime............. 1996      129,479         --              --                --         45,000                 --
Vice President,             1995      178,110     25,000              --                --         15,000                 --
President of JWA
  Europe(1)(4)              1994      158,220     34,000              --                --         20,000                 --
Carl G. Schmidt............ 1996      181,750         --              --                --         12,000             16,923
Senior Vice President and   1995      167,917         --              --            66,750         15,000             15,838
Chief Financial Officer,    1994       29,744         --          25,000                --         10,000                 --
Secretary and
  Treasurer(1)(5)
Helen P. Johnson-Leipold... 1996      173,750         --              --            22,500         10,000             15,938
Executive Vice President -- 1995           --         --              --                --(9)          --                 --(9)
North American              1994           --         --              --                --(9)          --(9)              --(9)
Businesses(1)(6)
Michael E. Klockenga....... 1996      141,275         --              --                --          6,000             14,952
Vice President of
  Operations,               1995      133,900         --              --                --          3,000             14,781
JWA North America(1)(7)     1994       32,500         --              --                --          2,000                975

FOOTNOTES TO SUMMARY COMPENSATION TABLE

 (1) From June 1996 until October 1996, the duties of the President and Chief Executive Officer were executed by the Office of the Chairman, consisting of Chairman Johnson, Messrs. Blime, Schmidt and Klockenga and Ms. Johnson-Leipold. Mr. Johnson does not receive any compensation for serving as Chairman of the Board and no member of the Office of the Chairman received any compensation or additional compensation, as the case may be, for serving in such capacity.

 (2) Mr. Whitaker has been President and Chief Executive Officer since October 1996.

 (3) Mr. Crabb resigned as President and Chief Executive Officer in June 1996.

 (4) Mr. Blime has been Vice President of the Company and President of JWA Europe since July 1993. Prior to that, he served as President and Director General -- Mitchell Sports, S.A., a subsidiary of the Company. Mr. Blime is paid in French francs.

 (5) Mr. Schmidt has been Senior Vice President and Chief Financial Officer, Secretary and Treasurer since May 1995. From July 1994 to May 1995 he served as Vice President, Chief Financial Officer, Secretary and Treasurer.

 (6) Ms. Johnson-Leipold has been Executive Vice President -- North American Businesses since October 1995.

 (7) Mr. Klockenga has been Vice President of Operations, JWA North America since July 1994.

 (8) The amounts in the table reflect the market value on the date of grant (net of any consideration paid by the named executive officer) of restricted shares of Class A Common Stock awarded under the Restricted Stock Plan. The number of restricted (unvested) shares held by the named executive officers and the market value of such shares (net of any consideration paid by the named executive officers) as of September 27, 1996 were as follows: Mr. Schmidt 2,000 shares ($28,400) and Ms. Johnson-Leipold 1,000 shares ($14,200). Ms. Johnson-Leipold received an award of 1,000 shares of restricted stock on January 1, 1996. Mr. Schmidt received an award of 3,000 shares of restricted stock on May 1, 1995. One-third of the shares awarded to Ms. Johnson-Leipold and Mr. Schmidt vest on each successive anniversary of the date of award. Holders of restricted shares are entitled to receive dividends, if any, on such shares.

 (9) Does not include restricted stock awards, stock option grants or amounts paid for services as a director of the Company during the applicable year. See "Election of Directors -- Compensation of Directors."

(10) Canceled effective thirty days after Mr. Crabb's resignation.

(11) The amounts shown in this column consist of the following:

     (a) Amounts to be credited for retirement contributions during the fiscal year ended September 27, 1996 are $12,000 for Mr. Crabb, $12,000 for Mr. Schmidt, $12,000 for Ms. Johnson-Leipold and $11,302 for Mr. Klockenga.

     (b) Company matching contributions to the executives' 401(k) plan accounts during the fiscal year ended September 27, 1996 are $4,750 for Mr. Crabb, $4,923 for Mr. Schmidt, $3,938 for Ms. Johnson-Leipold and $3,650 for Mr. Klockenga.

     (c) An aggregate of $85,000 was paid to Mr. Crabb during the fiscal year ended September 27, 1996 under his separation agreement. See "Agreements with Named Executive Officers."

STOCK-BASED COMPENSATION

     The following table provides details regarding stock options granted to the Named Executive Officers in fiscal 1996 under the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan. In addition, this table shows hypothetical gains that would exist for the respective options granted to the Named Executive Officers. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                          OPTION GRANTS IN FISCAL 1996

                                                                                           POTENTIAL REALIZABLE
                                                                                                  VALUES
                                                                                         AT ASSUMED ANNUAL RATES
                          NUMBER OF                                                                 OF
                         SECURITIES        % OF TOTAL                                    STOCK PRICE APPRECIATION
                         UNDERLYING      OPTIONS GRANTED    EXERCISE OR                      FOR OPTION TERM
                           OPTIONS       TO EMPLOYEES IN    BASE PRICE     EXPIRATION    ------------------------
        NAME             GRANTED(#)        FISCAL YEAR       ($/SHARE)        DATE          5%            10%
---------------------   -------------    ---------------    -----------    ----------    --------      ----------
Ronald C. Whitaker...           --               --           $    --              --    $     --      $       --
John D. Crabb........       25,000(2)          17.2%           22.063         7/21/96          --(3)           --(3)
Philippe Blime.......       30,000(1)          20.6            24.000        10/12/06     416,259       1,054,882
                            15,000(2)          10.3            22.063        12/12/06     208,130         527,441
Carl G. Schmidt......       12,000(2)           8.3            22.063        12/12/06     166,504         421,953
Helen P. Johnson-
  Leipold............       10,000(1)           6.9            24.000        10/12/06     138,753         351,627
Michael E.
  Klockenga..........        6,000(2)           4.1            22.063        12/12/06      83,252         210,976

---------------
(1) One-third of the option vests and becomes exercisable each successive year after grant, commencing October 1, 1996.

(2) One-third of the option vests and becomes exercisable each successive year after grant, commencing December 12, 1996.

(3) Canceled effective thirty days after Mr. Crabb's resignation.

     The following table shows stock option exercises by the Named Executive Officers during fiscal 1996. In addition, this table includes the number of shares remaining covered by both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of September 27, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the September 27, 1996 closing price of the Class A Common Stock of $14.25.

                 AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND
                       FISCAL 1996 YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                 OPTIONS AT 9/27/96              OPTIONS AT 9/27/96
                          SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
         NAME             ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------   ---------------    -----------    -----------    -------------    -----------    -------------
Ronald C. Whitaker.....          --               --               --              --        $      --       $      --
John D. Crabb..........          --               --               --              --               --              --
Philippe Blime.........          --               --           65,583          77,417               --              --
Carl G. Schmidt........          --               --           11,666          25,334               --              --
Helen P.
  Johnson-Leipold......          --               --            5,000          10,000               --              --
Michael E. Klockenga...          --               --            2,333           8,667               --              --

TOTAL SHAREHOLDER RETURN

     The graph below compares on a cumulative basis the yearly percentage change since September 27, 1991 in (a) the total return to shareholders on the Class A Common Stock with (b) the total return on the Nasdaq Stock Market-U.S. Index and
(c) the total return on a self-constructed peer group index. The peer group consists of the Company, K2 Inc. (formerly known as Anthony Industries, Inc.), Brunswick Corporation, The Coleman Company, Inc., Huffy Corporation and Outboard Marine Corporation. The graph assumes $100 was invested on September 27, 1991 in Class A Common Stock, the Nasdaq Stock Market-U.S. Index and the peer group index.

        Measurement Period           Johnson Worldwide                         Nasdaq Stock
      (Fiscal Year Covered)             Associates          Peer Group          Market-U.S.
09/27/91                                        100.00              100.00              100.00
10/2/92                                          77.60              105.20              110.30
10/1/93                                          89.60              128.80              147.40
09/30/94                                        110.40              164.70              148.70
09/29/95                                        100.00              167.80              205.40
09/27/96                                         59.40              176.30              244.30

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company has supplemental retirement arrangements with certain executive officers of the Company who were formerly employed by S. C. Johnson & Son, Inc. Under these agreements, upon an employee's termination of employment with the Company (other than termination for cause) the Company will pay to such employee an annuity representing the difference between (1) the benefit that such employee would have received under the S. C. Johnson & Son, Inc. pension plan plus the benefit which could be purchased with the S. C. Johnson & Son, Inc. deferred profit sharing benefits that the employee would have earned had he or she remained at S. C. Johnson & Son, Inc. rather than transferring to the Company; and (2) the sum of the benefit that the employee actually is entitled to receive under the S. C. Johnson & Son, Inc. pension plan and the annuity benefit which could be purchased with the deferred profit sharing benefits payable under the Johnson Worldwide Associates Retirement and Savings Plan. For purposes of clause (1) above, the benefits under the S. C. Johnson & Son, Inc. pension and deferred profit sharing plans are calculated on the assumption that the employee would have earned his or her Company salary and that the employee would terminate employment with S. C. Johnson & Son, Inc. on the date his or her employment with the Company terminates. A supplemental retirement agreement has been entered into with Mr. Crabb. For the fiscal year ended September 27, 1996, the amount accrued by the Company for the benefit of Mr. Crabb was $96,000.

     In July 1996, the Company entered into a separation agreement with Mr. Crabb, the Company's former President and Chief Executive Officer. Pursuant to the terms of this agreement, Mr. Crabb resigned from all positions with the Company and its subsidiaries as of June 24, 1996. The Company agreed to (i) make outplacement services available for a one-year period, (ii) pay Mr. Crabb $340,000 over a twelve-month period and (iii) vest approximately 3,333 shares of restricted stock awarded to Mr. Crabb under the 1986 Restricted Stock Plan. Under his agreement, Mr. Crabb agreed not to be employed by or affiliated with certain competitors of the Company during the period beginning on his resignation date and ending January 31, 1998 (the "Restricted Period") and, among other things, not to solicit for employment any person employed by the Company during the Restricted Period. Mr. Crabb also agreed to a confidentiality arrangement during the Restricted Period and for two years thereafter and Mr. Crabb released the Company from any and all liability. In the event that Mr. Crabb violates the terms of the agreement, the Company is entitled to withhold and terminate all payments and benefits provided under the agreement and recover from Mr. Crabb all payments and benefits previously provided to him thereunder.

                              CERTAIN TRANSACTIONS

     The Company purchases certain services from S. C. Johnson & Son, Inc., a corporation controlled by Samuel C. Johnson, a director of the Company, and the Johnson Family (including Helen P. Johnson-Leipold, a director of the Company) including consulting services and administrative services. The Company believes that the amounts paid to S. C. Johnson & Son, Inc. are no greater than the fair market value of the services. The total amounts accrued by the Company for the foregoing services during the fiscal year ended September 27, 1996 were approximately $440,000.

     Under the terms of the acquisition agreement pursuant to which the Company acquired Mitchell Sports, S.A. in 1989, Philippe Blime, as a former equity holder of Mitchell, in 1996 received an additional purchase price payment based on Mitchell's 1994 operating results. The amount of such payment to Mr. Blime totals $319,000. Mr. Blime is currently a Vice President of the Company and President of JWA Europe.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP ("KPMG") served as the independent auditors for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ended September 27, 1996. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions. The Board of Directors will not choose independent public accountants for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending October 3, 1997 until after the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals for presentation at the 1998 Annual Meeting of Shareholders must be received at the offices of the Company, 1326 Willow Road, Sturtevant, Wisconsin 53177 by August 22, 1997 for inclusion in the proxy statement and form of proxy relating to the meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the fiscal year ended September 27, 1996, all reports required by Section 16(a) to be filed by the Company's officers, directors and more than 10% shareholders were filed on a timely basis, with the exception of the initial report of ownership by Mr. Klockenga, which was filed late following his appointment as a member of the Office of the Chairman.

                                 OTHER MATTERS

     The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its fiscal year ended September 27, 1996. The Company will provide a copy of this Form 10-K (without exhibits) without charge to each person who is a record or beneficial holder of shares of Class A Common Stock or Class B Common Stock on the record date for the Annual Meeting and who submits a written request. Requests for copies of the Form 10-K should be addressed to the Secretary, Johnson Worldwide Associates, Inc., 1326 Willow Road, Sturtevant, Wisconsin 53177.

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited in person or by telephone by certain officers and employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock of the Company.

     Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. Management is aware that two shareholders may present separate proposals at the Annual Meeting. These shareholder proposals were excluded from this Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. If either or both of the proposals are properly brought before the Annual Meeting, it is intended that the persons named in the proxy forms will use their discretionary authority to vote against such proposals. In the event that any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.

                                             By Order of the Board of Directors

                                             CARL G. SCHMIDT
                                             Secretary

CLASS A COMMON STOCK
                                  P R O X Y

                     JOHNSON WORLDWIDE ASSOCIATES, INC.

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 22, 1997

The undersigned constitutes and appoints RONALD C. WHITAKER and CARL G. SCHMIDT, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class A Common Stock of Johnson Worldwide Associates, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, on Wednesday, January 22, 1997, 9:45 a.m. local time, and at any adjournment or postponement thereof:

1. Election of Directors  [ ]   FOR all nominees listed below  [ ]   WITHHOLD authority
   By Holders of Class A        (except as marked to the             to vote for all
   Common Stock                 contrary below).                     nominees listed below.

                  DONALD W. BRINCKMAN, THOMAS F. PYLE, JR.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


________________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

The Board of Directors recommends a vote FOR item 1.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.


                                                Dated:  _________________, 19__


                                                Signed:      __________________


                                                _______________________________
                                                (Please Print Name)
                                                Note:  Please sign exactly as
                                                your name appears on your stock
                                                certificate.  Joint owners
                                                should each sign personally.  A
                                                corporation should sign full
                                                corporate name by duly
                                                authorized officers and affix
                                                corporate seal, if any.  When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, give full title as
                                                such.


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     JOHNSON WORLDWIDE ASSOCIATES, INC.

CLASS B COMMON STOCK
                                  P R O X Y

                     JOHNSON WORLDWIDE ASSOCIATES, INC.

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 22, 1997

The undersigned constitutes and appoints RONALD C. WHITAKER and CARL G. SCHMIDT, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class B Common Stock of Johnson Worldwide Associates, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Racine Marriott, 7111 Washington Avenue, Racine, Wisconsin, on Wednesday, January 22, 1996, 9:45 a.m. local time, and at any adjournment or postponement thereof:

1. Election of Directors  [ ]   FOR all nominees listed below  [ ]   WITHHOLD authority
   By Holders of Class B        (except as marked to the             to vote for all
   Common Stock                 contrary below).                     nominees listed below.

 SAMUEL C. JOHNSON, RONALD C. WHITAKER, HELEN P. JOHNSON-LEIPOLD AND RAYMOND F.
                                    FARLEY

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


________________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

The Board of Directors recommends a vote FOR item 1.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.


                                                Dated:  _________________, 19__


                                                Signed:   _____________________


                                                _______________________________
                                                (Please Print Name)
                                                Note:  Please sign exactly as
                                                your name appears on your stock
                                                certificate.  Joint owners
                                                should each sign personally.  A
                                                corporation should sign full
                                                corporate name by duly
                                                authorized officers and affix
                                                corporate seal, if any.  When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, give full title as
                                                such.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     JOHNSON WORLDWIDE ASSOCIATES, INC.